UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 21, 2014

 Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

We held our 2014 Annual Meeting of Stockholders on May 21, 2014, at the Hilton Garden Inn Chicago O’Hare Airport, Des Plaines, Illinois 60018.

At the meeting, stockholders voted on the following matters:

(1)

the election to our Board of Directors of the nine nominees for director named in the proxy statement for the annual meeting;

(2)

approval of our 2014 Incentive Stock Plan, under which stock options, stock appreciation rights, shares of restricted stock and restricted stock units may be awarded for up to a total of 2,500,000 shares of our common stock;

(3)

ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014;

(4)

a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);

(5)

a non-binding advisory resolution to recommend the frequency of a say-on-pay vote (every one, two or three years); and

(6)

approval of an amendment to our amended and restated certificate of incorporation to give stockholders the right to call a special meeting.

The results of this voting were as follows:

Election of Directors

	For	Against	Abstain	Broker Non-Vote
Mark C. Miller	64,681,697	1,426,720	21,393	6,359,560
Jack W. Schuler	63,724,439	2,277,207	128,164	6,359,560
Charles A. Alutto	64,867,906	1,237,743	24,161	6,359,560
Thomas D. Brown	65,635,659	471,803	22,348	6,359,560
Thomas F. Chen	65,631,500	475,176	23,134	6,359,560
Rod F. Dammeyer	64,216,440	1,785,350	128,020	6,359,560
William K. Hall	65,567,210	470,157	92,443	6,359,560
John Patience	64,360,235	1,746,708	22,867	6,359,560
Mike S. Zafirovski	65,555,637	549,779	24,394	6,359,560

Approval of 2014 Incentive Stock Plan

For	Against	Abstain	Broker Non-Vote
60,622,059	5,448,747	59,004	6,359,560

Ratification of Appointment of Ernst & Young LLP

For	Against	Abstain	Broker Non-Vote
71,228,760	1,241,041	19,569	--

Say-on-Pay Vote

For	Against	Abstain	Broker Non-Vote
64,379,664	1,678,356	71,790	6,359,560

Frequency of Say-on-Pay Vote

1 Year	2 Years	3 Years	Abstain
58,711,169	1,351,046	5,840,702	226,893

Approval of Amendment to Certificate of Incorporation

For	Against	Abstain	Broker Non-Vote
65,692,383	411,620	25,807	6,359,560

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 23, 2014	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer